PRICING SUPPLEMENT NO. 50                                     Rule 424(b)(3)
DATED : October 14, 1997                                   File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $5,000,000    Floating Rate Notes [_]   Book Entry Notes [x]

Original Issue Date: 10/17/97   Fixed Rate Notes [x]      Certificated Notes [_]

Maturity Date: 10/19/98

Option to Extend Maturity:     No  [x]

                               Yes [_]   Final Maturity Date:


                                               Optional          Optional
                          Redemption           Repayment         Repayment
Redeemable On             Price(s)             Date(s)           Price(s)
-------------             ----------           ---------         ---------

N/A                       N/A                  N/A               N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  5.90%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                          Maximum Interest Rate:

[_]         Commercial Paper Rate             Minimum Interest Rate:

[_]         Federal Funds Rate                Interest Reset Date(s):

[_]         Treasury Rate                     Interest Reset Period:

[_]         LIBOR Reuters                     Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                        Interest Payment Period:

Index Maturity:

Spread (plus or minus):
---------------------------------

*    April 17, 1998 and at maturity

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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